SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET COMMUNICATIONS, INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 19, 2006

Dear Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Socket Communications, Inc., a Delaware corporation (the "Company"), to be held Wednesday, April 19, 2006 at 9:00 a.m., local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560 for the following purposes:

(1) To elect seven directors to serve until their respective successors are elected.

(2) To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2006.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

      Only stockholders of record at the close of business on February 21, 2006 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
Kevin J. Mills
President and Chief Executive Officer
Newark, California March 6, 2006

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SOCKET COMMUNICATIONS, INC.

PROXY STATEMENT FOR
2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc., a Delaware corporation (the "Company"), for use at the 2006 Annual Meeting of Stockholders to be held Wednesday, April 19, 2006 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the 2006 Annual Meeting. The 2006 Annual Meeting will be held at the Company's headquarters at 37400 Central Court, Newark, California 94560. The Company's telephone number at that location is (510) 744-2700.

      These proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements, were first mailed on or about March 15, 2006 to all stockholders entitled to vote at the 2006 Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Holders of record of our Common Stock and of our Series F Preferred Stock at the close of business on February 21, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 30,228,709 shares of Common Stock were issued and outstanding, and 82,330 shares of Series F Preferred Stock were issued and outstanding (equivalent to 823,300 shares of Common Stock on an as-converted basis). Each share of Common Stock is entitled to one vote, and each share of Series F Preferred Stock is entitled to 10 votes. Except as otherwise required by applicable law, the holders of shares of Series F Preferred Stock are entitled to vote together with the holders of the Common Stock as a single class upon the election of directors and upon any other matter submitted to stockholders for a vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

      The only person known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date was Charlie Bass, the Company's Chairman of the Board of Directors. The only persons known by the Company to beneficially own more than five percent of the Company's Series F Preferred Stock as of the Record Date were Charlie Bass, Jonathan Fleisig, Headwaters Holdings LLC and Ezra P. Mager. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on these beneficial owners.

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

      Each stockholder is entitled to one vote for each share of Common Stock held and 10 votes for each share of Series F Preferred Stock held on all matters to be voted on by the stockholders. If any stockholder at the Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors, then each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock and 10 times the number of shares of Series F Preferred Stock that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

      This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile. The Company does not expect to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from brokers, bank nominees and other institutional investors. The Company's costs for such services, if retained, are not expected to be material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock and Series F Preferred Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the subject matter (the "Votes Cast").

      The Company also intends to count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Thus, abstentions will have the same effect as a vote against a proposal.

      Broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

      A plurality of the votes duly cast is required for the election of directors. Thus, neither abstention nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of election.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

      The Company currently intends to hold its 2007 Annual Meeting of Stockholders in April 2007 and to mail proxy statements relating to such meeting in March 2007. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2007 Annual Meeting must be received by the Company no later than November 15, 2006 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      If a stockholder intends to submit a proposal at the 2007 Annual Meeting, but does not wish to have it included in the proxy statement and proxy for that meeting, the stockholder must do so no later than January 29, 2007. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2007 Annual Meeting.

      The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a new stockholder proposal at the 2006 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

      The proxy holders will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. The nominees consist of the seven current directors. If a person other than a management nominee is nominated at the Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The seven candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

       All seven directors will be elected for one-year terms expiring at the 2007 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal.

The following table sets forth information concerning the nominees for director.

Name of Nominee	Age	Position(s) Held With the Company	Director Since
Charlie Bass (2)	64	Chairman of the Board	1992
Micheal L. Gifford	48	Executive Vice President and Director	1992
Leon Malmed (2)	68	Director	2000
Kevin J. Mills	45	President, Chief Executive Officer and Director	2000
Gianluca Rattazzi (2)	53	Director	1998
Peter Sealey (1)	65	Director	2002
Enzo Torresi (1)	61	Director	2000

(1) Member of the Compensation Committee. (2) Member of the Audit Committee.

      There are no family relationships among any of the directors or executive officers of the Company.

      Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

       Micheal L. Gifford has been a director of the Company since its inception in March 1992, has served as the Company's Executive Vice President since October 1994 and is currently the General Manager of the Company's Development Services Group. Mr. Gifford served as the Company's President from the Company's inception in March 1992 to September 1994 and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford holds a B.S. in Mechanical Engineering from the University of California at Berkeley.

     Leon Malmed has been a director of the Company since June 2000. Mr. Malmed served as Senior Vice President of Worldwide Marketing and Sales of SanDisk Corporation, a manufacturer of flash memory products, from 1992 to his retirement in March 2000. Prior to his tenure with SanDisk Corporation, Mr. Malmed was Executive Vice President of Worldwide Marketing and Sales for Syquest Corporation, a disk storage manufacturer, President of Iota, a Syquest subsidiary from 1990 to 1992, and Senior Vice President of Worldwide Sales, Marketing and Programs for Maxtor Corporation, a disk drive supplier, from 1984 to 1990. Mr. Malmed also serves as a director of a private company. Mr. Malmed holds a B.S. in Mechanical Engineering from the University of Paris, and also has completed the AEA/UCLA Senior Executive Program at the University of California at Los Angeles and the AEA/Stanford Executive Institute Program for Management of High Technology Companies at Stanford Business School.

      Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He had served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering from the University of Limerick, Ireland.

       Gianluca Rattazzi has been a director of the Company since June 1998. Dr. Rattazzi served as the Chairman and CEO of BlueArc Corporation, a provider of network attached storage from October 2002 through June 2005. Prior to BlueArc, he co-founded Meridian Data, Inc., a provider of CD ROM networking software and systems, in July 1988. He has served as President and a director of Meridian Data since inception and was appointed Chief Executive Officer of Meridian Data, serving from October 1992 until its sale to Quantum Corporation in September 1999. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a networking company, most recently as its President. Dr. Rattazzi serves on the board of several private companies. Dr. Rattazzi holds an M.S. in Electrical Engineering and Computer Science from the University of California at Berkeley and a Ph.D. in Nuclear Chemistry from the University of Rome, Italy.

       Peter Sealey has been a director of the Company since June 2002. Dr. Sealey has served as CEO and founder of Los Altos Group, Inc., a diversified management consulting firm, since its founding in July 1997. Dr. Sealey has also served as an Adjunct Professor of Marketing at the Haas School of Business, University of California at Berkeley since 1994 and serves on the board of MaxWorldwide Inc., a media holding company and several private companies. From July 1969 to August 1993, Dr. Sealey served in various senior marketing positions with the Coca-Cola Company, including as its Senior Vice President, Global Marketing from December 1989 to August 1993. Dr. Sealey holds a doctorate from the Peter F. Drucker Graduate Management Center at Claremont Graduate University.

       Enzo Torresi has been a director of the Company since June 2000. Dr. Torresi founded and has managed EuroFund Partners, a venture capital fund, since 1999. In 1997 and 1998, he was Chairman and CEO of ICAST Corporation, a software company specializing in broadcasting solutions for the Internet. During 1995 and 1996, he was Entrepreneur-In-Residence at Accel Partners, a venture capital fund. From November 1993 to 1994, he was Vice-Chairman of Power Computing Corporation, a PC manufacturer he co-founded. From 1989 to October 1994, Dr. Torresi was President and Chief Executive Officer of NetFRAME Systems, Inc., a computer manufacturer that is now part of Micron Electronics, Inc. Dr. Torresi serves on the boards of several private companies. Dr. Torresi holds a Doctorate in Electronics Engineering from the Polytechnic Institute in Torino, Italy.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors has determined that all of the nominees, except Messrs. Mills and Gifford, satisfy the definition of "independent director," as established by Nasdaq listing standards. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.socketcom.com. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee satisfies the definition of "independent director," as established by Nasdaq listing standards.

      The Board of Directors held a total of four regular meetings during fiscal 2005 and one telephonic meeting. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve, as well as the annual meeting of stockholders. No director attended fewer than 75 percent of the meetings of the Board of Directors and the Board committees on which he served. Messrs. Gifford, Malmed, Mills and Sealey attended the 2005 Annual Meeting of Stockholders.

      The Audit Committee consists of Messrs. Bass, Malmed and Rattazzi. As required by Nasdaq rules, the members of the Audit Committee each qualify as "independent" under special standards established by the United States Securities and Exchange Commission ("SEC") for members of audit committees. The Audit Committee also includes one independent member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Stockholders should understand that this designation is a disclosure required by the SEC relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. The Audit Committee met one time in person during the year ended December 31, 2005 and members of the Audit Committee held five additional telephone meetings with management and the independent auditors to review quarterly and annual financial information and to discuss the results of quarterly review procedures performed by the independent auditors before quarterly and annual financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls and financial statements. The Audit Committee met in January 2006 with management and with the independent auditors to review the status and plan for completion of the audit of the financial statements and internal controls for the year ended December 31, 2005. In connection with the completion of the annual audit of the Company's financial statements for the year ended December 31, 2005 and the audit of the Company's internal controls as of December 31, 2005, the Audit Committee met in February 2006 with management and with the independent auditors to review the financial statements and the annual audit results, including an assessment of internal controls and procedures and discussed the matters with the independent auditors denoted as required communications by Statement of Auditing Standards 61 (SAS 61). The meeting included review of internal accounting controls, discussion and review of auditor independence, review with management and discussion with the independent auditors of the annual financial statements, the pre-approval of fees, and other matters included in required communications with the independent auditors under SAS 61, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2005. The report of the Audit Committee for the year ended December 31, 2005 is included in this Proxy Statement.

     The Nominating Committee consists of the Company's independent directors, Messrs. Bass, Malmed, Rattazzi, Sealey and Torresi. The Nominating Committee met separately without management or the management directors after each of the four regular board meetings held during 2005. The Nominating Committee considers and recommends nominations for the Board of Directors and facilitates the self-assessment of Board performance by the independent directors. For 2006, the Nominating Committee determined that each current director was willing and able to serve as a director for the ensuing year. The Nominating Committee, in a meeting held in January 2006, recommended nomination of the current directors to serve for the ensuing year. For 2007, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 15, 2006 in order to be considered for inclusion in next year's proxy statement.

      The Compensation Committee, which consists of Messrs. Torresi and Sealey, met in person once and held five additional telephonic meetings during fiscal year 2005. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administering the Company's incentive compensation and benefit plans. The report of the Compensation Committee for fiscal year 2005 is included in this Proxy Statement.

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company received $3,000 per regular meeting of the Board of Directors that they attended in 2005 and will receive $3,000 per regular meeting that they attend in 2006. These outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually during the year of board service, commencing at each election of the Board of Directors. Options are awarded for board service, committee service and committee and board leadership positions. On January 28, 2005, fully vested options were awarded to the outside directors for the service period that commenced in April 2004, at an exercise price of $1.50 per share, the fair market value of the Common Stock on the date of grant. On December 30, 2005, fully vested options were awarded to the outside directors for the service period that commenced in April 2005, at an exercise price of $1.13 per share, the fair market value of the Common Stock on the date of grant.

The following directors were awarded options to purchase the number of shares of Common Stock set forth below:

Name	January 28, 2005 Grant	December 30, 2005 Grant
Charlie Bass	37,500	50,000
Leon Malmed	27,500	40,000
Gianluca Rattazzi	26,250	35,000
Peter Sealey	25,000	25,000
Enzo Torresi	26,250	30,000

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

      If a quorum is present, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has selected Moss Adams LLP, independent public accountants, to audit the financial statements and internal controls of the Company for the fiscal year ending December 31, 2006, and recommends that stockholders vote for ratification of such appointment.

      Moss Adams LLP has audited the Company's financial statements for the fiscal years ended December 31, 2005 and December 31, 2004. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. The firm will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Ernst & Young LLP audited the Company's financial statements for all fiscal years prior to 2004 since the Company's inception in March 1992.

FEES BILLED BY MOSS ADAMS LLP DURING FISCAL YEARS 2005 AND 2004

      Audit Fees:

      Audit fees billed to the Company by Moss Adams LLP for their audit of the Company's 2005 and 2004 fiscal year financial statements and review of the Company's quarterly financial statements for fiscal 2005 and 2004 totaled $205,000 and $183,098, respectively. Audit fees billed to the Company by Moss Adams LLP for their audit of the Company's internal controls at December 31, 2005 and 2004 totaled $95,000 for both years.

      Audit-Related Fees:

      Audit-related fees billed to the Company by Moss Adams LLP during the Company's 2005 and 2004 fiscal years totaled $14,470 and $7,825, respectively. Audit-related fees were primarily related to meetings with the Audit Committee, attendance at the annual stockholder meeting, the issuance of a consent related to the filing of Form S-8 and accounting advice.

      Tax Fees:

      Tax fees are for preparation of the prior year's annual tax returns and tax advice. Fees billed to the Company by Moss Adams LLP for tax services during the Company's 2005 fiscal year were $19,765. Ernst & Young LLP prepared the annual tax returns for fiscal 2003 during 2004. Tax fees billed to the Company by Ernst & Young LLP during the Company's 2004 fiscal year for preparation of annual tax returns totaled $21,000. Tax fees billed to the Company for tax advice during 2004 by Moss Adams LLP totaled $7,650 and by Ernst & Young LLP totaled $8,000.

      All Other Fees:

      There were no other fees billed to the Company during the Company's 2005 and 2004 fiscal years by Moss Adams LLP.

      Approval Procedures:

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

      The Audit Committee has considered whether the provision of the services covered in this section is compatible with maintaining Moss Adams LLP's independence.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

      Ratification of the appointment of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending December 31, 2006 requires the affirmative vote of a majority of the Votes Cast on the matter at the Annual Meeting.

      Stockholder ratification of the appointment of Moss Adams LLP as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Audit Committee is submitting the appointment of Moss Adams LLP to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock, including, on an as-converted basis, the Series F Preferred Stock and, on an as-exercised basis, options and warrants exercisable within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock or Series F Preferred Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Communications, Inc., 37400 Central Court, Newark, California 94560.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned (2)	Number of Shares of Series F Preferred Stock Beneficially Owned	Percentage of Shares of Series F Preferred Stock Beneficially Owned (2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (2)
Charlie Bass(3)	1,747,012	5.7%	131,670	16.0%	1,878,682	6.0%
Kevin J. Mills(4)	804,140	2.6	—	—	804,140	2.5
Robert J. Miller(5)	689,233	2.2	—	—	689,233	2.2
David W. Dunlap(6)	645,218	2.1	—	—	645,218	2.0
Micheal L. Gifford(7)	591,271	1.9	—	—	591,271	1.9
Leonard L. Ott(8)	405,473	1.3	—	—	405,473	1.3
Enzo Torresi(9)	237,391	*	—	—	237,391	*
Peter K. Phillips (10)	234,963	*	—	—	234,963	*
Gianluca Rattazzi(11)	222,500	*	—	—	222,500	*
Leon Malmed(11)	220,000	*	—	—	220,000	*
Kevin T. Scheier(11)	173,626	*	—	—	173,626	*
Tim I. Miller(12)	164,366	*	—	—	164,366	*
Peter Sealey(11)	160,417	*	—	—	160,417	*
Headwaters Holdings LLC(13)	41,553	*	114,200	13.8	155,753	*
Jonathan Fleisig (14)	41,553	*	58,510	7.0	100,063	*
Ezra P. Mager (15)	20,778	*	69,260	8.3	90,038	*
All Directors and Executive Officers as a group (13 persons)(16)	6,295,610	20.4	131,670	16.0	6,427,280	20.5

*Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Series F Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2) Percentage ownership is based on 30,228,709 shares of Common Stock outstanding, each of which is entitled to one vote, and 823,300 shares of Series F Preferred Stock, on an as-converted basis, on the Record Date and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date or within 60 days thereafter.
(3) Includes 55,224 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006, and 250,000 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006; includes 131,670 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(4) Includes 699,042 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(5) Includes 407,188 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(6) Includes 482,251 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(7) Includes 395,394 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(8) Includes 391,063 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(9) Includes 10,641 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006, and 208,750 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(10) Includes 223,688 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(11) Consists of shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(12) Includes 159,813 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006.
(13) Includes 41,553 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006; includes 114,700 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(14) Includes 41,553 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006; includes 58,510 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(15) Includes 20,778 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006; includes 69,260 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(16) Includes 65,865 shares of Common Stock subject to warrants exercisable within 60 days of February 21, 2006 and 3,993,732 shares of Common Stock subject to options exercisable within 60 days of February 21, 2006; includes 131,670 shares of Common Stock issuable upon conversion of the Series F Preferred Stock..

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2005, all filing requirements applicable to its executive officers and directors were complied with by such executive officers and directors.

MANAGEMENT

      The current executive officers of the Company are as follows:

Name of Officer	Age	Position with the Company
Kevin J. Mills	45	President and Chief Executive Officer and Director
David W. Dunlap	63	Vice President of Finance and Administration, Chief Financial Officer and Secretary
Micheal L. Gifford	48	Executive Vice President and Director
Robert J. Miller	55	Vice President of Engineering
Tim I. Miller	51	Vice President of Worldwide Operations
Leonard L. Ott	47	Vice President and Chief Technical Officer
Peter K. Phillips	46	Vice President of Marketing
Kevin T. Scheier	49	Vice President of Worldwide Sales

      For information regarding Kevin J. Mills and Micheal L. Gifford, please see "Election of Directors" above.

      David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and served in the same role as a consultant from November 1994 to February 1995. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies, including Appian Technology Inc., a semiconductor company from September 1993 to February 1995, and Mountain Network Solutions, Inc., a computer peripherals manufacturing company, from March 1992 to September 1993. He is a certified public accountant, and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

      Robert J. Miller has served as the Company's Vice President of Engineering since October 2000. Prior to joining the Company, Mr. Miller served as Chief Technical Officer of 3rd Rail Engineering, an engineering design and services company that was acquired by the Company in October 2000. Prior to his employment with 3rd Rail Engineering, Mr. Miller was an independent engineering design consultant from 1997 to June 1999. Mr. Miller also served in various capacities from 1991 to 1997 with Synaptics, Inc., a computer components design and manufacturing company, including Director of Manufacturing Engineering and Director of Operations. At Synaptics, Mr. Miller was co-inventor of the Synaptics touch pad and was issued eight patents for his work. Mr. Miller holds a BSEng degree with honors from the California Institute of Technology.

      Tim I. Miller has served as the Company's Vice President of Worldwide Operations since March 2003, responsible for the Company's worldwide manufacturing operations. Mr. Miller served in the same role as a consultant from January 2003 to March 2003. Mr. Miller was an independent consultant from June 1991 to December 1992. Prior to joining the Company, Mr. Miller was the Vice President of Worldwide Operations for Com21, a developer of Broadband technology solutions, from August 1994 to May 2001. Mr. Miller holds a B.S. with an emphasis in Business Administration and Political Science from San Jose State University.

       Leonard L. Ott has served as the Company's Vice President and Chief Technical Officer since October 2000 and previously served as Vice President of Engineering from December 1998 to October 2000. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant to the Company, from November 1993 to March 1994. Prior to joining the Company, Mr. Ott served in various senior roles at Vision Network Systems from March 1988 to November 1993, a networking systems company. Mr. Ott is a board member of the CompactFlash Association, the body establishing standards for CompactFlash products, and a board member of the Secure Digital Association, the body establishing standards for Secure Digital products. He holds a B.S. in Computer Science from the University of California at Berkeley.

      Peter K. Phillips has served as the Company's Vice President of Marketing since November 2002. Mr. Phillips joined the Company in August 1995, serving in the roles of Product Marketing Manager and then Director of Marketing prior to assuming his present position. Prior to joining the Company, Mr. Phillips held progressively responsible marketing positions for seven years at Logitech, Inc., a developer and manufacturer of personal computer peripheral products. Mr. Phillips holds a B.A. in Economics from Stanford University.

      Kevin T. Scheier has served as the Company's Vice President of Sales since January 2003. Starting in September 2001, Mr. Scheier served as co-founder and CEO of Gopher King Inc., a web based unified email service. In November 1999, Mr. Scheier was co-founder and CEO of ODF Technology Inc., a venture capital backed web site for selling unproductive assets, services and perishables. From 1998 to 1999, Mr. Scheier was Director of Americas Distribution and Private Label Sales for Iomega Corporation, a manufacturer of removable disk drives. From 1996 to 1998, Mr. Scheier was President of Nomai USA, a French manufacturer of storage products that was acquired by Iomega Corporation in 1998. He also served as Director of North American Sales for SyQuest Technologies, a manufacturer of removable storage hard disk drives from 1989 to 1993. Mr. Scheier holds a B.S. in Business Administration with a concentration in marketing from San Diego State University.

EXECUTIVE OFFICER COMPENSATION

      The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2005, 2004, and 2003 to the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total 2005 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Securities Underlying Options(#)
Kevin J. Mills President and Chief Executive Officer and Director	2005 2004 2003	$168,750 151,875 150,000	$55,795 70,958 61,414	100,000 50,000 45,000

Micheal L. Gifford Executive Vice President and Director	2005 2004 2003	159,375 150,938 150,000	23,903 28,051 15,000	90,000 47,500 35,000

David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	2005 2004 2003	156,250 150,625 150,000	25,922 28,848 24,566	85,000 45,000 35,000

Robert J. Miller Vice President of Engineering	2005 2004 2003	156,250 150,625 150,000	25,905 33,411 29,019	75,000 40,000 25,000

Kevin T. Scheier(2) Vice President of Worldwide Sales	2005 2004 2003	131,372 136,451 123,288	47,163 56,006 54,975	85,000 40,000 150,000
(1) Represents cash variable compensation earned for work performed during the year under a Management Incentive Variable Compensation Plan. Compensation earned during the first three quarters of each year was paid in that year, while compensation earned during the fourth quarter of a year was paid in the first quarter of the following year.
(2) Mr. Scheier joined the Company on January 6, 2003.

Stock Option Grants in Fiscal Year 2005

      The following table sets forth certain information for the fiscal year ended December 31, 2005 with respect to stock options granted during such fiscal year to the Named Executive Officers. No stock appreciation rights were granted during such year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (3)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2005(1)	Exercise Price Per Share ($)(2)	Expiration Date	5% ($)	10% ($)
Kevin J. Mills	100,000 (4)	4.8%	$1.50	1/28/2015	$94,334	$239,061

Micheal L. Gifford	90,000 (5)	4.3	1.50	1/28/2015	84,901	215,155

David W. Dunlap	85,000 (6)	4.1	1.50	1/28/2015	80,184	203,202

Robert J. Miller	75,000 (7)	3.6	1.50	1/28/2015	70,751	179,296

Kevin T. Scheier	75,000 (7) 10,000 (8)	4.1	1.50 1.13	1/28/2015 12/27/2015	70,751 7,107	179,296 18,009
(1) Based on options granted to employees and directors during fiscal year 2005 to purchase 2,098,000 shares of Common Stock.
(2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors, on the date of grant. These options were granted under the Company's 2004 Equity Incentive Plan, and have a maximum term of 10 years contingent upon the executive officer's continued employment with the Company.
(3) These columns present hypothetical future values that might be realized on exercise of the options, less the exercise price. These values assume that the market price of our stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the SEC's proxy rules and do not necessarily reflect management's assessment of our future stock price performance.
(4) Options were granted on January 28, 2005. Consists of 40,000 fully vested options and 60,000 options that vest over a 4 year period at the rate of 1/48th per month commencing in January 2006.
(5) Options were granted on January 28, 2005. Consists of 36,000 fully vested options and 54,000 options that vest over a 4 year period at the rate of 1/48th per month commencing in January 2006.
(6) Options were granted on January 28, 2005. Consists of 34,000 fully vested options and 51,000 options that vest over a 4 year period at the rate of 1/48th per month commencing in January 2006.
(7) Options were granted on January 28, 2005. Consists of 30,000 fully vested options and 45,000 options that vest over a 4 year period at the rate of 1/48th per month commencing in January 2006.
(8) Consists of fully vested options granted on December 27, 2005.

Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-End Option Values

      The following table provides information on aggregate option exercises by the Named Executive Officers during the year ended December 31, 2005 and on the value of such officers' unexercised options at December 31, 2005.

			Number of Securities Underlying Unexercised Options at December 31, 2005 (#)
					Value of Unexercised In-the-Money Options at December 31, 2005 ($) (2)
	Shares Acquired on Exercise (#)
		Value Received($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin J. Mills	-	$-	677,625	117,042	$82,409	$9,854
Micheal L. Gifford	-	-	378,143	101,657	50,911	7,288
David W. Dunlap	-	-	465,396	97,354	121,114	7,288
Robert J. Miller	-	-	394,292	81,708	16,904	5,106
Kevin T. Scheier.	2,000	920	159,980	108,020	42,910	17,890
(1) Based on the difference between the closing market price of the Company's Common Stock on the date of exercise and the exercise price paid.
(2) Based upon a final closing sales price of the Company's Common Stock, as of December 31, 2005, of $1.13 per share, as reported by the Nasdaq National Market.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2005 about the Common Stock that may be issued under all Stock Option Plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,189,368	$ 1.73	312,156
Equity compensation plans not approved by security holders (2)	1,072,751	$ 2.78	210,564
Total	8,262,119	$ 1.86	522,720
_______________________________
(1) Includes the 1995 Stock Plan and its successor, the 2004 Equity Incentive Plan. Pursuant to an affirmative vote by security holders in June 2004, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. A total of 1,208,948 shares became available for grant from the 2004 Equity Incentive Plan on January 1, 2006.
(2) Consists of the 1999 Stock Plan.

Employment Contracts and Change-In-Control Agreements

      In February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of up to 10 percent of any consideration payable by a buyer in any acquisition of the Company is to be allocated to the executive officers and such other employees as the Board of Directors determines in its discretion.

      In December 2005, the Company renewed separate employment agreements with Messrs. Kevin J. Mills, David W. Dunlap, Micheal L. Gifford, Robert J. Miller, Tim I. Miller, Leonard L. Ott, Peter K. Phillips and Kevin T. Scheier (each an "Executive"). The agreements expire on December 31, 2008. The agreements set forth the base salaries for each Executive and provide that if the Company terminates the Executive's employment without cause, the Company will pay the Executive (i) six months' base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the Executive's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and (iv) certain other benefits including the ability to purchase at book value certain items of the Company's property purchased by the Company for the Executive's use, which may include a personal computer, a cellular phone and other similar items. The exercise period for vested stock options may also be extended up to a period not to exceed one year based on formulas in the employment agreements.

      Additionally, under the Stock Option Plans, all rights of all optionees (including executive officers) to purchase stock shall, upon a change of control of the Company, be immediately vested and be fully exercisable if such options are not assumed by the acquiring entity.

Limitation of Liability and Indemnification Matters

      Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation that eliminate the personal liability of the directors to the Company or the stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents, to the fullest extent permitted by law.

      The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification to the fullest extent permitted by Delaware law, including circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law.

      The Company believes that the limitation of liability provisions in its Amended and Restated Certificate of Incorporation and the indemnification agreements will enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee to which the indemnification agreements would apply.

CORPORATE GOVERNANCE

      The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that such policies are consistent with the high standards of other companies. The Company has also been closely monitoring guidance issued or proposed by the SEC, new listing standards of Nasdaq and provisions of the Sarbanes-Oxley Act. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Director Independence

  The Board of Directors confirmed that a majority of the Company's directors are independent as defined by current SEC and Nasdaq regulations.

  The Company's independent directors hold formal meetings convened separately from management and chaired by an independent director.

  The Audit, Compensation and Nominating Committees consist solely of independent directors..

Audit Committee

        All Audit Committee members possess the required level of financial literacy.

        Mr. Bass, a member of the Audit Committee, possesses the qualifications of an "audit committee financial expert."
        The Audit Committee charter formalizes and makes explicit the following:

    The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;

    The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;

    The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors, the Company's Chief Financial Officer and Controller, and other Company officers directly, as it considers appropriate;

    The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;

    The Audit Committee's duty to maintain a formal complaint monitoring procedure ("whistleblower" policy) to enable confidential and anonymous reporting to the Audit Committee; and

    The Audit Committee's authority over the independent auditors' rotation policy.

Other Governance Matters

  The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.

  The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.

  The Company has a Compensation Committee charter and Nominating Committee charter.

  The Company has an Insider Trading Policy, including control procedures to comply with current SEC and Nasdaq regulations.

  The Company has a policy that the Board of Directors reviews its own performance on an annual basis.

  The Company prohibits loans to its officers and directors.

      More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and the committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.socketcom.com.

Policy for Director Recommendations and Nominations

      The Nominating Committee considers candidates for board membership suggested by the Board of Directors, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company. Stockholders must have held such Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

      A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, attention of:

Chairman of the Nominating Committee
c/o Socket Communications, Inc.
37400 Central Court
Newark, CA 94560

The notice must include:

  the candidate's name, home and business contact information;

  detailed biographical data and relevant qualifications;

  a signed letter from the candidate confirming his or her willingness to serve;

  information regarding any relationships between the candidate and the Company within the last three years; and

  evidence of the required ownership of Common Stock by the recommending stockholder.

      In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's Bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

       Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

  The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors.

  Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

  Such other factors as the Nominating Committee may consider appropriate.

      The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

  The highest personal and professional ethics and integrity.

  Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

  Skills that are complementary to those of the existing members of the Board of Directors.

  The ability to assist and support management and make significant contributions to the Company's success.

  An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to carry out those responsibilities diligently.

      In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the board, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Stockholder Communications to Directors

      Stockholders may communicate directly with the members of the Board of Directors by sending an email to board@socketcom.com. The Company's Secretary monitors these communications and will ensure that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require the immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass will also determine whether any response to a stockholder communication is necessary or warranted and whether further action is required.

Director Independence

      In January 2006, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Gifford, the Company's Executive Vice President, are independent of the Company and its management under the corporate governance standards of Nasdaq.

Code of Business Conduct and Ethics

      The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company's senior financial and executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website.

REPORT OF THE COMPENSATION COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings, including this Proxy Statement, in whole or in part by reference, the following report and the Performance Graph (set forth below on page 24) shall not be incorporated by reference into any such filings.

Introduction

      The Compensation Committee establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Compensation Committee strives to ensure that the Company's executive compensation programs enable the Company to attract and retain key people and motivate them to achieve or exceed key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

      The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

      Base Salary. The Compensation Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies, as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

      Variable Incentive Awards. To reinforce the importance of Company goals, the Compensation Committee believes that a substantial portion of the quarterly compensation of each executive officer should be in the form of variable incentive pay. The variable incentive award set aside for each executive officer is determined in part on the basis of the Company's achievement of the quarterly financial performance targets established at the beginning of the fiscal year and also on individual quarterly objectives. The incentive plan requires a threshold level of Company performance that must be attained before any financial performance incentives are awarded. Once the threshold is reached, specific formulas are used to calculate the actual incentive payment for each executive officer. A target is set for each executive officer based on targets for similar positions at comparable companies. In fiscal year 2005, the Company met many of its performance targets.

      Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for equity participation. In addition, the Compensation Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with comparable companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

      During fiscal year 2005, the Compensation Committee of the Board of Directors made option grants to Messrs. Mills, Gifford, Dunlap, Robert Miller and Scheier and to three other officers of the Company under the Company's 2004 Equity Incentive Plan. Each option allows the officer to acquire shares of the Company's Common Stock at the market price per share on the grant date over a specified period of time. Generally, each option granted under the 2004 Equity Incentive Plan and its predecessor plan, the 1995 Stock Plan, vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Fully vested grants, or grants vesting over a shorter or longer term than four years, may be awarded at the discretion of the Compensation Committee. Each of the Named Executive Officer's options will provide a return only if the officer remains with the Company and only if the market price appreciates during the option term.

Compensation of Chief Executive Officer

      The factors considered by the Compensation Committee in determining the compensation of Mr. Mills, the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, his leadership in establishing and implementing the strategic direction of the Company, and the relationship between Mr. Mills' compensation and the compensation of the other officers and key employees of the Company. During fiscal year 2005, the Compensation Committee increased Mr. Mills' annual base compensation by $22,500, or 14%, to $180,000 per year. The Compensation Committee did not change Mr. Mills' variable compensation under the variable incentive awards program, described above, applicable to all of the officers of the Company. Mr. Mills' variable compensation target of $100,000 per year is established based upon a review of Chief Executive Officer compensation ranges for companies of similar size and performance and in relationship to the variable compensation targets of the other Company officers.

      The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In fiscal year 2005, Mr. Mills was granted an option to purchase 100,000 shares of Common Stock, with an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. This option was fully vested on the date of grant with respect to 40,000 shares and the remaining 60,000 shares vest in forty-eight equal monthly installments commencing January 2006.

Compensation Limitations

      Under Section 162(m) of the Internal Revenue Code, which was enacted into law in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a single year. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied.

      The cash compensation paid to the Company's executive officers during fiscal year 2005 did not exceed the $1 million limit for any executive officer, nor is the cash compensation to be paid to the Company's executive officers for fiscal year 2006 expected to reach that level. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE
Dated: March 6, 2006	Enzo Torresi Peter Sealey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2005, including discussing the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with management the report on internal controls in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2005, including discussing the design of internal control systems and their effectiveness. The Board has a written charter for the Audit Committee, a copy of which was filed with the Proxy Statement for the 2004 Annual Meeting and is posted on the Company's website.

      The Audit Committee reviewed the 2005 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Audit Committee reviewed with the independent auditors the auditing standards applied, including the Public Company Accounting Oversight Board's Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting, in evaluating whether management's assessment process had an appropriate basis for its conclusion and whether the design of the internal controls was effective for supporting management's conclusion. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audits of the financial statements and internal controls. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings with the auditors in regards to their audits of the annual financial statements for the year ended December 31, 2005 and internal controls as of December 31, 2005. In addition, a conference call between members of the Audit Committee, the auditors and management was held each quarter during fiscal 2005 to review quarterly financial reports prior to their issue.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 along with management's report on internal control over financial reporting as of December 31, 2005. The Audit Committee also approved the appointment of Moss Adams LLP as the Company's independent auditors for the year ending December 31, 2006.

      The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Dated: March 6, 2006	Charlie Bass Leon Malmed Gianluca Rattazzi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There were no transactions during the last fiscal year to which the Company has been a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock had or will have a direct or indirect material interest.

      See also "Executive Compensation - Employment Contracts and Change-in-Control Agreements."

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 2000 through December 31, 2005 comparing the return on the Company's Common Stock with the Russell 2000 Index and the Nasdaq Computer & Data Processing Index. No dividends have been declared or paid on the Common Stock during such period. Historical stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2006 Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed.

THE BOARD OF DIRECTORS
Dated: March 6, 2006

This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.

2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 3, 2006, and hereby appoints Kevin J. Mills and David W. Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, April 19, 2006 at 9:00 a.m. local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF SEVEN DIRECTORS.
/ / FOR all nominees listed / / Withhold Authority to vote for ALL Nominees Listed
Nominees: Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Peter Sealey
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Peter Sealey
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Signature	Date: , 2006
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)